UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. __)

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ADVANCED SERIES TRUST
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at http://www.PrudentialAnnuities.com/investor/invprospectus

ADVANCED SERIES TRUST
AST New Discovery Asset Allocation Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
April 16, 2014

To the Shareholders:

On November 18-19, 2013, at a regular meeting of the Board of Trustees of Advanced Series Trust (AST or the Trust), the trustees approved a new subadvisory agreement with Parametric Portfolio Associates LLC (Parametric), appointing Parametric as an additional subadviser for a new liquidity sleeve of the AST New Discovery Asset Allocation Portfolio (the Portfolio), a series of AST.

Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTIS), as the investment managers to the Portfolio (collectively, the Manager), have entered into a new subadvisory agreement with Parametric, dated and effective February 10, 2014 (the Subadvisory Agreement). The investment management agreement relating to the Portfolio will not change as a result of the Subadvisory Agreement. The fees and expenses paid by the Portfolio did not change under the Subadvisory Agreement.

This information statement describes the circumstances surrounding the ‘Board of Trustees’ approval of the Subadvisory Agreement and provides you with an overview of its terms. PI and ASTIS will continue as the Portfolio’s investment managers. This information statement does not require any action by you. It is provided to inform you about the Subadvisory Agreement with Parametric.

By order of the Board,

Deborah A. Docs
Secretary

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at http://www.PrudentialAnnuities.com/investor/invprospectus

ADVANCED SERIES TRUST
AST New Discovery Asset Allocation Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
April 16, 2014

This information statement is being furnished in lieu of a proxy statement to beneficial shareholders of the AST New Discovery Asset Allocation Portfolio (the Portfolio), a series of Advanced Series Trust (AST or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (the SEC). The Manager of Managers Order permits the Portfolio’s investment managers to hire new subadvisers that are not affiliated with the investment managers and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees of the Trust, without obtaining shareholder approval.[1]

AST is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). AST is organized as a Massachusetts business trust. The Portfolio is a series of the Trust.

The Trustees of AST are collectively referred to herein as the “Board” or “Trustees.” The principal executive offices of AST are located at 100 Mulberry Street, Newark, NJ 07102-4077. Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTIS, and together with PI, the Manager) serve as the investment managers of the Portfolio.

The Manager has entered into a new subadvisory agreement with Parametric Portfolio Associates LLC (Parametric or the Subadviser) on behalf of the Portfolio, dated and effective February 10, 2014 (the Subadvisory Agreement) for a new liquidity sleeve of the Portfolio (the Liquidity Sleeve), which is designed to provide additional liquidity for the Portfolio. The investment objective of the Portfolio has not changed. The Subadvisory Agreement with Parametric does not affect the other Portfolio subadvisers, which are:

Bradford & Marzec LLC (Bradford & Marzec)

Brown Advisory, LLC (Brown Advisory)

C.S. McKee, LP (C.S. McKee)

EARNEST Partners, LLC (EARNEST)

Epoch Investment Partners, Inc. (Epoch Investment)

Security Investors, LLC. (Security Investors)

Thompson, Siegel & Walmsley LLC. (TS&W)

The subadvisory agreements with each of the above listed subadvisers with respect to the Portfolio were each last approved by the Trustees, including a majority of the Trustees who were not parties to the agreement and were not interested persons of those parties, as defined in the 1940 Act (the Independent Trustees), on June 12, 2013.

The Portfolio will pay for the costs associated with preparing and distributing this information statement to the shareholders of the Portfolio. This information statement will be mailed on or about April 16, 2014 to shareholders investing in the Portfolio as of February 10, 2014.

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEW SUBADVISORY AGREEMENT

Approval of the Subadvisory Agreement

As required by the 1940 Act, the Board of AST considered the Subadvisory Agreement among PI, ASTIS and Parametric for the new Liquidity Sleeve of the Portfolio. The Board, including all of the Independent Trustees, met on November 18-19, 2013 (the Board Meeting) and approved the Subadvisory Agreement for an initial two year period, after concluding that approval of the Subadvisory Agreement was in the best interests of the Portfolio and its beneficial shareholders.

In advance of the meeting, the Board requested and received materials relating to the Subadvisory Agreement, and had the opportunity to ask questions and request further information in connection with its consideration.

In approving the Subadvisory Agreement, the Board, including the Independent Trustees advised by independent legal counsel, considered the factors it deemed relevant, including the nature, quality and extent of services to be provided to the Portfolio by Parametric; comparable performance information; the fees paid by the Manager to Parametric; the potential for economies of scale that may be shared with the Portfolio and its shareholders; and other benefits to Parametric. In connection with its deliberations, the Board considered information provided by the Manager and Parametric at or in advance of the Board Meeting. In its deliberations, the Board did not identify any single factor which alone was responsible for the Board’s decision to approve the Subadvisory Agreement with respect to the Portfolio.

The Board determined that the overall arrangements between the Manager and Parametric are appropriate in light of the services to be performed and the fee arrangement under the Subadvisory Agreement and such other matters as the Board considered relevant in the exercise of its business judgment.

The material factors and conclusions that formed the basis for the Board’s reaching its determinations to approve the Subadvisory Agreement are separately discussed below.

Nature, Quality and Extent of Services

The Board received and considered information regarding the nature and extent of services to be provided to the Portfolio by Parametric under the proposed Subadvisory Agreement, noting that the nature and extent of services under the existing subadvisory agreements with the Portfolio’s current subadvisers and those to be provided by Parametric under the proposed Subadvisory Agreement were generally similar in that Parametric and those subadvisers were required to provide day-to-day portfolio management services and comply with all Portfolio policies and applicable rules and regulations. The Board also noted that Parametric provides subadvisory services to other AST portfolios.

With respect to the quality of services, the Board considered, among other things, the background and experience of the portfolio manager of Parametric. The Board was also provided with information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to Parametric. The Board noted that it received favorable compliance reports from AST’s Chief Compliance Officer as to Parametric.

The Board concluded that, based on the nature of the proposed services to be rendered, the background information that it reviewed about Parametric, and its experience with Parametric with respect to other AST portfolios, it was reasonable to expect that it would be satisfied with the nature, extent and quality of investment subadvisory services to be provided to the Portfolio by Parametric.

Performance

Because the Liquidity Sleeve had not yet been implemented, no investment performance information for the Liquidity Sleeve existed for Board review. The Board, however, received and considered information regarding simulated returns based on the strategy proposed for the Liquidity Sleeve. The Board also noted that Parametric’s management of the Liquidity Sleeve is expected to have little or no impact on overall Portfolio performance over a full market cycle, as the Portfolio’s exposure to overall equity and fixed income markets before and after the Liquidity Sleeve is implemented will not change. The Board concluded that it was satisfied with the performance of Parametric.

Fee Rates

The Board considered the proposed subadvisory fee rate to be paid by the Manager to Parametric under the Subadvisory Agreement. The Board noted that the Manager will realize a savings as the fees the Manager will pay the subadvisers of the Portfolio, including Parametric, will be less than the effective subadvisory fees that the Manager would pay if the assets remained with the other subadvisers of the Portfolio. The Board noted that this lower subadvisory fee rate would result in an increase in the net investment management fee to be retained by the Manager, and therefore the Manager agreed to waive a portion of the management fee paid by the Portfolio to the Manager. The Board noted that it would review the management fee paid to the Manager by the Portfolio in connection with future annual reviews of advisory agreements. The Board concluded that the proposed subadvisory fee was reasonable.

Profitability

Because the engagement of Parametric with regard to the Portfolio is new, there was no historical profitability information with respect to the proposed subadvisory arrangement for the Portfolio. As a result, the Board did not consider this factor. The Board noted that it would consider profitability information as part of future annual reviews of advisory agreements.

Economies of Scale

The Board noted that the proposed subadvisory fee schedule for the Portfolio contained breakpoints that reduced the fee rate on assets above specified levels. The Board noted that it would consider economies of scale in connection with the annual reviews of advisory agreements.

Other Benefits to Parametric

The Board considered potential “fall-out” or ancillary benefits anticipated to be received by the Manager and Parametric in connection with the Portfolio. The Board concluded that any potential benefits to be derived by the Manager and Parametric were similar to benefits derived by the Manager and Parametric in connection with their management of the other AST portfolios, which are reviewed on an annual basis. The Board also concluded that any potential benefits to be derived by Parametric were consistent with those generally derived by other subadvisers to other portfolios of AST, and that those benefits are reviewed on an annual basis. The Board noted that it also considered these factors in connection with the renewal of the advisory agreements for the other AST portfolios for which Parametric provides subadvisory services at the June 11-12, 2013 Board meeting. The Board concluded that any potential benefits to be derived by Parametric included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds. The Board noted that it would review ancillary benefits in connection with future annual reviews of advisory agreements.

***

After full consideration of these factors, the Board concluded that approving the Subadvisory Agreement was in the best interests of the Portfolio and its beneficial shareholders.

The Subadvisory Agreement is attached as Exhibit A.

Information about Parametric

Parametric is located at 1918 Eighth Avenue, Suite 3100, Seattle, Washington 98101. Parametric is a registered investment adviser and majority-owned subsidiary of Eaton Vance Management. As of December 31, 2013, Parametric’s assets under management totaled approximately $119 billion (including assets of its majority owned subsidiary, Parametric Risk Advisors, LLC). Additional information relating to the management of Parametric and other funds managed by Parametric is set forth in Exhibit B.

Terms of the Subadvisory Agreement

Under the Subadvisory Agreement, Parametric is compensated by the Manager (and not the Portfolio) for the assets it manages in the Liquidity Sleeve at the following annual subadvisory fee rate:

Portfolio	Subadvisory Fee Rate	Subadvisory Fees for the Fiscal Year ended December 31, 2013
AST New Discovery Asset Allocation Portfolio	0.10% of sleeve average daily net assets	$51,852

The Subadvisory Agreement provides that, subject to the supervision of the Manager and the Board of Trustees, Parametric is responsible for managing the investment operations of the new Liquidity Sleeve of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for such Liquidity Sleeve of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the 1940 Act, Parametric will provide the Manager with all books and records required to be maintained by an investment adviser and will render to the Board such periodic and special reports as the Board may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Trust's Management Agreement with the Manager, and (iii) the Subadvisory Agreement may be terminated at any time by Parametric or by the Manager on not more than 60 days’ nor less than 30 days’ written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Parametric will not be liable for any act or omission in connection with its activities as subadviser for the Portfolio.

Information about Other Subadvisers and Subadvisory Agreements

Parametric co-subadvises the Portfolio along with other subadvisers. The Board approved the subadvisory agreements with the other subadvisers to the Portfolio at a meeting held on June 12, 2013.

The subadvisory agreements with the other subadvisers to the Portfolio, which are not affected by the Subadvisory Agreement, provide for compensation as shown in the table below.

Subadviser	Fee Rate	Subadvisory Fees paid for the most recently completed fiscal year
Bradford & Marzec	For Sleeve Average Daily Net Assets to $100 million 0.390% of sleeve average daily net assets to $10 million; 0.285% of sleeve average daily net assets over $10 million to $50 million; 0.250% of sleeve average daily net assets over $50 million to $100 million; Reset if Sleeve Average Daily Net Assets Exceed $100 million 0.20% of sleeve average daily net assets to $100 million; 0.180% of sleeve average daily net assets over $100 million to $200 million; 0.160% of sleeve average daily net assets exceeding $200 million	$245,600
Brown Advisory	0.30% of sleeve average daily net assets to $500 million; 0.250% of sleeve average daily net assets from $500 million to $1 billion; 0.20% of sleeve average daily net assets exceeding $1 billion*	$222,497
C.S. McKee	0.20% of sleeve average daily net assets to $100 million; 0.150% of sleeve average daily net assets over $100 million to $200 million; 0.10% of sleeve average daily net assets exceeding $200 million	$115,956
EARNEST	0.45% of sleeve average daily net assets	$141,620
Epoch Investment Partners, Inc.	0.275% of sleeve average daily net assets to $1 billion; 0.20% of sleeve average daily net assets exceeding $1 billion	$214,357
Security Investors	0.250% of sleeve average daily net assets to $250 million; 0.20% of sleeve average daily net assets exceeding $250 million	$259,537

TS&W	0.40% of sleeve average daily net assets to $500 million; 0.350% of sleeve average daily net assets exceeding $500 million	$289,015

* For purposes of calculating the fee payable to Brown Advisory, the assets managed by Brown Advisory in the Portfolio are aggregated with the assets managed by Brown Advisory in: (i) the AST Advanced Strategies Portfolio; (ii) the PSF Global Portfolio; (iii) the Large Capitalization Growth Portfolio of the Target Portfolio Trust; and (iv) other future large cap growth accounts under which Brown Advisory provides substantially similar advisory or subadvisory services and which Brown Advisory and PI and/or ASTIS, as applicable, mutually agree in writing, may be included in determining the level of average daily net assets for purposes of the fee calculation.

MANAGEMENT OF THE TRUST

The Manager

The Trust is managed by PI and ASTIS, Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.

As of December 31, 2013, PI served as the investment manager to all of the Prudential US and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately 237.8 billion. PI is a wholly-owned subsidiary of PIFM Holdco, LLC, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential).

As of December 31, 2013, ASTIS served as investment manager to certain Prudential US and offshore open-end investment companies with aggregate assets of approximately $127.5 billion. ASTIS is a subsidiary of Prudential Annuities Holding Company, Inc., which is a subsidiary of Prudential Annuities, Inc., a subsidiary of Prudential.

Terms of the Management Agreement

Pursuant to the Management Agreement with the Trust (the Management Agreement), the Manager, subject to the supervision of the Board and in conformity with the stated policies of the Portfolio, manages both the investment operations of the Portfolio and the composition of the investment portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Portfolio. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Portfolio. The Manager will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. The Manager reviews the performance of the subadvisers and makes recommendations to the Board with respect to the retention of investment advisers and the renewal of contracts. The Manager also administers the Trust's corporate affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by, the Trust's custodian (the Custodian), and the Trust's transfer agent. The management services of the Manager to the Trust are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

The Manager has authorized any of its officers and employees who have been elected as Trustees or officers of AST to serve in the capacities in which they have been elected. All services furnished by the Manager under the Management Agreement may be furnished by any such officers or employees of the Manager.

In connection with its management of the corporate affairs of the Trust, the Manager bears the following expenses:

■	the salaries and expenses of all of its and the Trust's personnel except the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
■	all expenses incurred by the Manager or the Trust in connection with managing the ordinary course of the Trust's business, other than those assumed by the Trust as described below; and
■	the fees, costs and expenses payable to any subadvisers pursuant to subadvisory agreements between the Manager and such subadvisers.

Under the terms of the Management Agreement, the Trust is responsible for the payment of Trust expenses not paid by the Manager, including:

■	the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Trust's assets payable to the Manager;
■	the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
■	the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Trust and of pricing the Trust's shares;

■	the charges and expenses of the Trust's legal counsel and independent auditors;
■	brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities (and futures, if applicable) transactions;
■	all taxes and corporate fees payable by the Trust to governmental agencies;
■	the fees of any trade associations of which the Trust may be a member;
■	the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of the Trust;
■	the cost of fidelity, directors and officers and errors and omissions insurance;
■	the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes;
■	allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders;
■	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business and distribution and service (12b-1) fees.

The Management Agreement provides that the Manager will not be liable for any error of judgment by PI or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically, if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Manager or the Trust, by the Board, or by vote of a majority of the outstanding voting securities of the Trust, (as defined in the 1940 Act) upon not more than 60 days nor less than 30 days written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

For its services, the Portfolio compensates the Manager as follows:

Portfolio	Investment Management Fee Rate	Aggregate Investment Management Fees for Fiscal Year Ended 12/31/13
AST New Discovery Asset Allocation Portfolio	0.84% of Portfolio’s average daily net assets to $300 million; 0.83% on next $200 million of average daily net assets; 0.82% on next $250 million of average daily net assets; 0.81% on next $2.5 billion of average daily net assets; 0.80% on next $750 million of average daily net assets; 0.78% on next $2 billion of average daily net assets; 0.75% on next $4 billion of average daily net assets; 0.73% over $10 billion of average daily net assets	$4,339,110

Directors and Officers of PI and ASTIS

Set forth below is the name, title and principal occupation of the principal executive officer of PI. There are no directors of PI. The address of the principal executive officer of PI is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. None of the officers or directors of PI are also officers or directors of Parametric.

Name	Position with PI	Principal Occupations
Stuart S. Parker	Chief Executive Officer, Officer-In-Charge, President, Senior Vice President and Chief Operating Officer	President of Prudential Investments LLC (since January 2012); Senior Vice President (since October 2007); Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of Prudential Investments LLC (June 2005-December 2011).

Set forth below are the names, titles and principal occupations of the principal executive officer and the directors of ASTIS. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883. None of the officers or directors of ASTIS are also officers or directors of Parametric.

Name	Position with PI	Principal Occupations
Scott E. Benjamin	Executive Vice President	Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge (since March 2006), Director (since June 2005) of AST Investment Services, Inc.; Senior Vice President of Prudential Investments LLC (since May 2009); Vice President (since July 2006) of Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey; Senior Vice president (since May 2006) of Prudential Annuities Life Assurance Corporation; Senior Vice President of Prudential Annuities Life Assurance Corporation (since March 2006).
Robert O'Donnell	Executive Vice President and Director	Executive Vice President and Director (since April 2012 of AST Investment Services, Inc.; President (since April 2012) of Prudential Annuities; Senior Vice President, Head of Product, Investment Management & Marketing (October 2008-April 2012) for Prudential Annuities; Senior Vice President, Head of Product (July 2004-October 2008) for Prudential Annuities.

Set forth below is a list of the Officers of the Trust who are also officers or directors of PI and/or ASTIS.*

Name	Position with Trust	Position with PI	Position with ASTIS
Deborah A. Docs	Secretary	Assistant Secretary and Vice President	N/A
Andrew R. French	Assistant Secretary	Assistant Secretary and Vice President	N/A
Claudia DiGiacomo	Assistant Secretary	Assistant Secretary and Vice President	N/A
Lee D. Augsburger	Chief Compliance Officer	N/A	N/A
Raymond A. O’Hara	Chief Legal Officer	Chief Legal Officer, Executive Vice President and Secretary	Corporate Counsel, Vice President and Secretary
Jonathan D. Shain	Assistant Secretary	Assistant Secretary and Vice President	N/A
Grace C. Torres	Treasurer & Principal Financial and Accounting Officer	Assistant Treasurer and Vice President	Assistant Treasurer and Vice President

*Excludes Messrs. O'Donnell and Cronin, who are directors of ASTIS and serve as interested trustees of the Trust.

Custodian

The Bank of New York Mellon, One Wall Street, New York, New York 10286, serves as custodian for the Portfolio’s securities and cash, and, in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Trust. Sub-custodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent

Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Portfolio. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Portfolio, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.

BNY Mellon Asset Servicing (U.S.) Inc. (BNYAS) serves as sub-transfer agent to the Trust. PMFS has contracted with BNYAS, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate BNYAS for such services.

Distribution

Prudential Annuities Distributors, Inc. (PAD) serves as the distributor for the shares of the Portfolio. Each class of shares is offered and redeemed at its net asset value without any sales load. PAD is an affiliate of PI and ASTIS. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (FINRA).

Under the Distribution Agreement, the Portfolio is subject to an annual distribution or “12b-1” fee of 0.10% of the average daily net assets of the Portfolio.

For the most recently completed fiscal year, the Portfolios incurred the following approximate amount of fees for services provided by PAD:

Portfolio	Amount Paid
AST New Discovery Asset Allocation Portfolio	$454,243

Brokerage

The Portfolio did not pay any commissions to affiliated broker dealers for the fiscal year ended December 31, 2013.

Shareholder Proposals

The Trust, as a Massachusetts business trust, is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Annual and Semi-Annual Reports

The Trust’s annual reports, semi-annual reports and information statements are sent to shareholders. Only one copy of a report or information statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of the Trust’s most recent annual report, semi-annual report or information statement may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 or by calling (800) 778-2255 (toll free).

Shareholder Information

Information on the share ownership of the Portfolio is set forth in Exhibit C to this Information Statement.

Deborah A. Docs
Secretary

Dated: April 16, 2014

EXHIBIT A

ADVANCED SERIES TRUST

AST New Discovery Asset Allocation Portfolio

SUBADVISORY AGREEMENT

Agreement made as of this 10th day of February, 2014 between Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), a Maryland corporation (together, the Co-Managers), and Parametric Portfolio Associates LLC, a Delaware limited liability company (Parametric or the Subadviser).

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust (formerly American Skandia Trust), a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Trust; and

WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust's portfolio as delegated to the Subadviser by the Co-Managers, including the purchase, retention and disposition thereof, in accordance with the Trust's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, the Prospectus of the Trust, and the Trust's valuation procedures as provided to it by the Co-Managers (the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board of Trustees of the Trust, cooperate with the Co-Managers' (or their designees') personnel responsible for monitoring the Trust's compliance and will conform to, and comply with, the requirements of the 1940 Act, the Commodity Exchange Act of 1936, as amended (the CEA), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission) to be prepared and filed by the Subadviser. The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities, futures contracts and other instruments to be purchased or sold by such portion of the Trust's portfolio, as applicable, and may place orders with or through such persons, brokers, dealers or futures commission merchants, including any person or entity affiliated with the Subadviser (collectively, Brokers), to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by Brokers who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through Brokers (including, to the extent legally permissible, Brokers affiliated with the Subadviser) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Trust to pay any such Brokers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another Broker would have charged for effecting that transaction, if the brokerage or research services provided by such Broker, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission. On occasions when the Subadviser deems the purchase or sale of a security, futures contract or other instrument to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities, futures contracts or other instruments to be sold or purchased. In such event, allocation of the securities, futures contracts or other instruments so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Trust's portfolio transactions effected by it as required by Rule 31a-l under the 1940 Act, and shall render to the Trust's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust's securities.

(v) The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Trust's assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to engage in other activities and to render similar services to others, including investment management companies (whether or not their investment objectives and policies are similar to those of the Trust). Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a "manager-of-managers" style, the Co-Managers will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Sub adviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-l0, Rule l0f-3, Rule 12d3-1 and Rule 17e-l under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust's portfolio or any other transactions of Trust assets, except for the purpose of complying with the conditions contained therein.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Trust's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser's services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will tender promptly to the Trust any of such records upon the Trust's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) The Subadviser is a commodity trading advisor duly registered with the Commodity Futures Trading Commission (the CFTC) and is a member in good standing of the National Futures Association (the NFA). The Subadviser shall maintain such registration and membership in good standing during the term of this Agreement. Further, the Subadviser agrees to notify the Co-Managers promptly upon (i) a statutory disqualification of the Subadviser under Sections 8a(2) or 8a(3) of the CEA, (ii) a suspension, revocation or limitation of the Subadviser’s commodity trading advisor registration or NFA membership, or (iii) the institution of an action or proceeding that could lead to a statutory disqualification under the CEA or an investigation by any governmental agency or self-regulatory organization of which the Subadviser is subject or has been advised it is a target.

(e) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the CEA, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations, and applicable rules of any self-regulatory organization.

(f) The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Co-Managers may reasonably request.

(g) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust's portfolio, subject to such reasonable reporting and other requirements as shall be established by the Co-Managers.

(h) The Subadviser acknowledges that it is responsible for evaluating whether market quotations are readily available for the Trust's portfolio investments and whether those market quotations are reliable for purposes of valuing the Trust's portfolio investments and determining the Trust's net asset value per share and promptly notifying the Co-Managers upon the occurrence of any significant event with respect to any of the Trust's portfolio investments in accordance with the requirements of the 1940 Act and any related written guidance from the Commission and the Commission staff. Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Co-Managers in valuing investments of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the investments being valued.

(i) The Co-Managers agree that they shall promptly notify, if legally permitted, the Subadviser (1) in the event that the SEC censures either Co-Manager or the Trust, or suspends or revokes either of their registrations as an investment adviser, (2) upon having a reasonable basis for believing that the Trust has ceased to qualify or may not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (3) of any other material regulatory matter involving the Trust’s investments or investment practices.

(j) The Co-Managers shall provide the Subadviser with reasonable advance notice of any action taken by the Co-Managers or the Trust’s Board of Trustees that is likely to have any impact on the Subadviser or its ability to provide services under this Agreement including, without limitation, any change to (i) the Trust’s investment objectives, strategies, policies and restrictions, or (ii) the Trust’s registration statement as it relates to the services provided by the Subadviser to the Trust. The Co-Managers agree that, provided it is within their ability, they will allow for a reasonable implementation period for any such action and Subadviser agrees it will make reasonable efforts to implement any such action within such implementation period.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3. For the services provided pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust's average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Such fee will be paid monthly, in arrears, before the end of the succeeding month end. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers' receipt of payment from the Trust for management services described under the Management Agreement between the Trust and the Co-Managers. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4. Neither the Subadviser nor any affiliate of the Subadviser (and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended, controls the Subadviser), nor any of their officers, directors or employees, shall be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Co-Managers' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This

Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser. In the event this Agreement is terminated, Sections 4 and 9 of this Agreement shall remain in effect, and, only to the extent that amounts are owed to the Subadviser as compensation for services while this Agreement was in effect, so shall Section 3.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if (i) delivered or mailed by overnight courier service or registered mail, postage prepaid, or (ii) when dispatched by electronic mail (confirmed in writing by overnight courier service) (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at Parametric Clifton, Attention: Chief Investment Officer,
3600 Minnesota Drive, , Suite 325, Minneapolis, MN 55435, TCG@thecliftongroup.com.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, and reports to shareholders which refer to the Subadviser in any way, prior to use thereof, and not to use such material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. During the term of this Agreement, the Co-Managers also agree to furnish the Subadviser, upon request, representative samples of marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public, which make reference to the Subadviser. The Co-Managers further agree to prospectively make reasonable changes to such materials upon the Subadviser's written request, and to implement those changes in the next regularly scheduled production of those materials. All such prospectuses, proxy statements, replies to shareholders, marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public which make reference to the Subadviser may be furnished to the Subadviser hereunder by electronic mail, first-class or overnight mail, facsimile transmission equipment or hand delivery. It is further understood that the names “Parametric Portfolio Associates, LLC” and “Parametric Clifton” or any derivatives thereof, or logos associated with either name, are the valuable property of the Subadviser and its affiliates and that the Trust and its affiliates shall have the right to use such names (or derivatives or logos) in the Trust’s prospectus, statement of additional information and registration statement or other filings, forms or reports or marketing material so long as the Subadviser is a subadviser to the Trust, provided, however, that the Trust may continue to use the name of the Subadviser in its registration statement and other documents to the extend deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation. Upon termination of this Agreement the Subadviser will as soon as is reasonably possible cease to use such names (or derivatives or logos), except as provided for herein.

8. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

11. Confidentiality. In addition to other provisions of this Agreement related to confidentiality obligations of the parties, each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party (“Confidential Information”). Such Confidential Information includes but is not limited to information about business operations, Trust portfolio holdings, business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees who reasonably require access to such Confidential Information and shall not disclose such Confidential Information to any third parties except as expressly provided for in this Agreement, and otherwise maintain policies and procedures reasonably designed to prevent disclosure of the Confidential Information. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure or (iv) is authorized in writing by the party whose Confidential Information is to be disclosed. Further, the parties are authorized to disclose Confidential Information if required by law or regulatory authorities having jurisdiction. The disclosing party shall, if permitted by applicable law, notify the other party of such disclosure as soon as reasonably practicable.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By: /s/Timothy S. Cronin

Name: Timothy S. Cronin

Title: Senior Vice President

AST INVESTMENT SERVICES, INC.

By: /s/Timothy S. Cronin

Name: Timothy S. Cronin

Title: President

PARAMETRIC PORTFOLIO ASSOCIATES, LLC

By: /s/ Thomas Lee

Name: Thomas Lee

Title: Vice President

SCHEDULE A

ADVANCED SERIES TRUST

As compensation for services provided by Parametric Portfolio Associates, LLC (Parametric), Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) will pay Parametric a monthly advisory fee on the net assets managed by Parametric that is equal, on an annualized basis, to the following:

Portfolio Name: AST New Discovery Asset Allocation Portfolio

Advisory Fee: 0.10% of sleeve average daily net assets

Dated as of: February 10, 2014

EXHIBIT B

MANAGEMENT OF PARAMETRIC PORTFOLIO ASSOCIATES LLC

Parametric Portfolio Associates LLC (Parametric) is located at 1918 Eighth Avenue, Suite 3100, Seattle, Washington 98101. Parametric is a registered investment adviser and majority-owned subsidiary of Eaton Vance Management. As of December 31, 2013, Parametric’s assets under management totaled approximately $119 billion (including assets of its majority owned subsidiary, Parametric Risk Advisors, LLC).

The table below lists the name, address, and position for Parametric’s principal executive officer and each director.

Name & Address	Position
Brian Langstraat	Chief Executive Officer
David Stein	Chief Investment Officer, Seattle Investment Center
Aaron Singleton	Chief Financial Officer
Christine Smith	Chief Administrative Officer

* The principal mailing address of each officer is 1918 8th Avenue Suite 3100, Seattle, WA 98101

COMPARABLE FUNDS FOR WHICH PYRAMIS SERVES AS ADVISER OR SUBADVISER

Parametric does not serve as adviser or subadviser to any comparable funds.

EXHIBIT C

SHAREHOLDER INFORMATION

As of April 1, 2014, the Trustees and officers of AST, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of April 1, 2014, the owners, directly or indirectly, of more than 5% of the outstanding shares of any share class of the Portfolio were as follows:

Portfolio Name	Shareholder Name	Registration	Shares/Percentage
AST New Discovery Asset Allocation Portfolio	Pruco LifeInsurance Company PLAZ Annuity	Attn Separate Accounts –7th 213 Washington St Newark, NJ 07102	33,816,015.419/ 60.3864%
	Pru Annuity Distributor Inc	Attn Separate Accounts –7th Floor 213 Washington St Newark, NJ 07102	18,567,879.134/ 33.1573%
	Pruco Life Insurance Company PLNJ Annuity	Attn Separate Accounts –7th 213 Washington St Newark, NJ 07102	3,447,765.422/ 6.1568%

[1] See Notice of Application (Release No. IC – 22139)(Aug. 13, 1996) and Order (Release No. IC – 22215)(Sept. 11, 1996).